Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints each of Ram Aiyar and Vineet Agarwal, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

NAME	TITLE	DATE
/s/ Rachel Meyers Rachel Meyers	Director	November 28, 2023